                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                 FOSSIL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                  FOSSIL, INC.
                            2280 N. GREENVILLE AVENUE
                             RICHARDSON, TEXAS 75082

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 24, 2001

To the Stockholders of Fossil, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Fossil, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 2280 N. Greenville Avenue, Richardson, Texas, on the 24th day of May 2001, at 4:00 p.m. (local time) for the following purposes:

                  1. To elect three (3) directors to serve for a term of three years or until their respective successors are elected and qualified;

                  2. To consider and act upon a proposal to amend the 1993 Long-Term Incentive Plan to increase the number of shares of common stock that may be made the subject of a grant; and

                  3. To transact any and all other business that may properly come before the meeting or any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on March 30, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the offices of the Company for 10 days prior to the Annual Meeting.

         You are cordially invited to attend the meeting; whether or not you expect to attend the meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the meeting. Your proxy will be returned to you if you should be present at the meeting and should request its return in the manner provided for revocation of proxies on the initial page of the enclosed proxy statement.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       T. R. Tunnell
                                       EXECUTIVE VICE PRESIDENT,
                                       CHIEF LEGAL OFFICER AND SECRETARY

April 16, 2001
Richardson, Texas

                                  FOSSIL, INC.
                            2280 N. GREENVILLE AVENUE
                             RICHARDSON, TEXAS 75082

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 24, 2001

                           ---------------------------

                          SOLICITATION AND REVOCABILITY
                                   OF PROXIES

         The accompanying proxy is solicited by the Board of Directors on behalf of Fossil, Inc., a Delaware corporation (the "Company"), to be voted at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on May 24, 2001, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") and at any adjournment(s) thereof. WHEN PROXIES IN THE ACCOMPANYING FORM ARE PROPERLY EXECUTED AND RECEIVED, THE SHARES REPRESENTED THEREBY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE DIRECTIONS NOTED THEREON; IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF PROPOSAL 2 AS SET FORTH ON THE ACCOMPANYING NOTICE.

         The executive offices of the Company are located at, and the mailing address of the Company is, 2280 N. Greenville Avenue, Richardson, Texas 75082.

         Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on such matters.

         This proxy statement (the "Proxy Statement") and accompanying form of proxy are being mailed on or about April 16, 2001. The Company's Annual Report to Stockholders covering the Company's fiscal year ended December 30, 2000, is enclosed herewith, but does not form any part of the materials for solicitation of proxies.

         Any stockholder of the Company giving a proxy has the unconditional right to revoke his proxy at any time prior to the voting thereof either in person at the Annual Meeting by delivering a duly executed proxy bearing a later date or by giving written notice of revocation to the Company addressed to T.R. Tunnell, Executive Vice President, Chief Legal Officer and Secretary, Fossil, Inc., 2280 N. Greenville Avenue, Richardson, Texas 75082; no such revocation shall be effective, however, unless such notice of revocation has been received by the Company at or prior to the Annual Meeting.

         In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies, either by mail, telephone, telegraph, or through personal contact. Such officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries will, in connection with shares of common stock, par value $0.01 per share (the "Common Stock"), registered in their names, be requested to forward solicitation material to the beneficial owners of such shares of Common Stock.

         The cost of preparing, printing, assembling, and mailing the Annual Report, the Notice, this Proxy Statement, and the enclosed form of proxy, as well as the reasonable cost of forwarding solicitation materials to the beneficial owners of shares of the Company's Common Stock, and other costs of solicitation, are to be borne by the Company.

                               QUORUM AND VOTING

         The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on March 30, 2001 (the "Record Date"). On the Record Date, there were 30,182,597 shares of Common Stock issued and outstanding.

         Each holder of Common Stock is entitled to one vote per share on all matters to be acted upon at the meeting and neither the Company's Amended and Restated Certificate of Incorporation nor its Amended and Restated Bylaws allow for cumulative voting rights. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Common Stock entitled to vote at the meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote thereat, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented. Assuming the presence of a quorum, the affirmative vote of the holders of a plurality of the shares of Common Stock voting at the meeting is required for the election of directors and the affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to approve Proposal 2.

         An automated system administered by the Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum. Each proposal is tabulated separately. Abstentions, with respect to any proposal other than the election of directors, will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the election of directors or Proposal 2.

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The Company has only one outstanding class of equity securities, its Common Stock, par value $0.01 per share. The following table sets forth information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each director of the Company; (ii) each Named Executive Officer (as defined in "Election of Directors - Compensation of Executive Officers - Executive Cash Compensation"); (iii) all present executive officers and directors of the Company as a group; and (iv) each other person known to the Company to own beneficially more than five percent (5%) of the Common Stock as of the Record Date. Unless otherwise noted, the persons named below have sole voting and investment power with respect to the shares shown as beneficially owned by them.

                                                    SHARES BENEFICIALLY OWNED (1)(2)
                                                 --------------------------------------
NAME OF BENEFICIAL OWNER                           NUMBER                      PERCENT
------------------------                           ------                      -------
Tom Kartsotis (3)                                10,203,750  (4)                 33.8
Kosta N. Kartsotis (3)                            4,591,284                      15.2
Michael W. Barnes                                   177,341  (5)                    *
Richard H. Gundy                                    146,303  (6)                    *
Mark D. Quick                                        47,438  (7)                    *
Jal S. Shroff (8)                                   605,953  (9)                  2.0
Kenneth W. Anderson                                  61,125 (10)                    *
Alan J. Gold                                         72,375 (11)                    *
Donald J. Stone                                      61,013 (12)                    *
Michael Steinberg                                     2,500 (13)                    *
Junichi Hattori                                   1,063,000 (14)                  3.5
FMR Corp. (15)                                    2,810,300                       9.3
All executive officers and
  Directors as a group (14 persons)
  (4)(5)(6)(7)(9)(10)(11)(12)(13)(14)            17,310,910                      57.4

------------------------
*   Less than 1%

(1) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Amounts shown include shares of Common Stock issuable upon exercise of certain outstanding options within 60 days after the Record Date.

(2) Except for the percentage of certain parties that are based on presently exercisable options which are indicated in the following footnotes to the table, the percentages indicated are based on 30,182,597 shares of Common Stock issued and outstanding on the Record Date. In the case of parties holding presently exercisable options, the percentage ownership is calculated on the assumption that the shares presently held or purchasable within the next 60 days underlying such options are outstanding.

(3) The address of such individual is 2280 N. Greenville Avenue, Richardson, Texas 75082.

(4) Includes 1,190,925 shares of Common Stock owned of record by Lynne Stafford Kartsotis, wife of Mr. Tom Kartsotis, as to which Mr. Kartsotis disclaims beneficial ownership, and 14,658 shares owned by Mr. Kartsotis as custodian for Annie Grace Kartsotis, his minor daughter.

(5) Includes 102,251 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(6) Includes 55,438 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(7) Shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(8) Mr. Shroff and his wife, Pervin J. Shroff, share voting and investment power with respect to 424,252 of the shares shown.

(9) Includes 100,188 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date. Also includes indirect ownership of 81,513 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date, which are owned by Mrs. Shroff.

(10) Includes 38,625 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date. Also includes 11,250 shares owned by the K.W. Anderson Family Limited Partnership. Mr. Anderson is managing general partner of the partnership and has sole voting and investment power with respect to those shares.

(11) Includes 38,625 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(12) Includes 49,875 shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(13) Shares issuable pursuant to the exercise of stock options within 60 days of the Record Date.

(14) Shares owned by Seiko Instruments, Inc. of which Mr. Hattori is President and Chief Executive Officer.

(15) Based on a Schedule 13G, dated February 13, 2001, filed by FMR Corp. ("FMR"), 82 Devonshire Street, Boston, Massachusetts 02109, with the Securities and Exchange Commission and the Company. The Schedule
         13G discloses that Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,810,300 shares or 9.173% of the Common Stock of the Company as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 2,057,000 shares or 6.714% of the common stock outstanding. Fidelity Low
         Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR, through its control of Fidelity and the funds, each has sole power to dispose of the 2,810,300 shares owned by the funds. Neither FMR, nor Edward C. Johnson 3d, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Board of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class
         B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson 3d owns 12% and Abigail
         Johnson owns 24.5% of the aggregate outstanding voting stock of FMR. Mr. Johnson 3d is Chairman of FMR and Abigail P. Johnson is a
         Director of FMR. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

                       ---------------------------------

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         The Board of Directors currently consists of ten members and is classified into three classes. The term of one class of directors expires each year. By resolution of the Board of Directors at its meeting on March 19, 2001, the number of directors composing the Board of Directors has been set at ten. The persons whose names are listed below ("Director Nominees") have been nominated for election as directors by the Board of Directors to serve for a term of office to expire at the Annual Meeting of Stockholders in 2004, with each to hold office until his successor has been duly elected and qualified. Stockholders will not be able to vote the proxies held by them for more than three persons. To be elected a director, each Director Nominee must receive a plurality of the votes cast at the Meeting for the election of directors. Should any Director Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

DIRECTORS AND NOMINEES

         The following table and text set forth the name, age and positions of each Director Nominee and director:

         NAME                                  AGE     POSITION
         ----                                  ---     --------
Tom Kartsotis...............................    41     Director and Chairman of the Board
Kosta N. Kartsotis..........................    48     Director, President and Chief Executive Officer
Michael W. Barnes...........................    40     Director and President, International and
                                                       Special Markets Division
Richard H. Gundy ...........................    58     Director and President, FOSSIL Watches
                                                       and Stores Division
Jal S. Shroff...............................    64     Director and Managing Director of Fossil (East) Limited
Kenneth W. Anderson.........................    67     Director
Alan J. Gold................................    67     Director
Junichi Hattori.............................    49     Director
Michael Steinberg ..........................    72     Director
Donald J. Stone.............................    72     Director

         The Director Nominees for election to the Board of Directors at the 2001 Annual Meeting of Stockholders are as follows:

         Tom Kartsotis has served as Chairman of the Board since December 1991. Mr. Tom Kartsotis founded the Company in 1984 and served as its President until December 1991 and as Chief Executive Officer until October 2000. He has been a director of the Company since 1984.

         Jal S. Shroff has served as Managing Director of Fossil (East) Limited ("Fossil East") since January 1991 and has been a director of the Company since April 1993.

         Donald J. Stone has been a director of the Company since April 1993. Mr. Stone served as Vice Chairman of Federated Department Stores until February 1988, at which time he retired.

         Unless otherwise directed in the enclosed proxy, it is the intention of the persons named in such proxy to nominate and to vote the shares represented by such proxy for the election of the Director Nominees for the office of director of the Company. Each of the Director Nominees is presently a director of the Company.

         The Board of Directors does not contemplate that any of the above-named nominees for director will refuse or be unable to accept election as a director of the Company, or be unable to serve as a director of the Company. Should any of them become unavailable for nomination or election or refuse to be nominated or to accept election as a director of the Company, then the persons named in the enclosed form of proxy intend to vote the shares represented in such proxy for the election of such other person or persons as may be nominated or designated by the Board of Directors.

         Mr. Tom Kartsotis and Mr. Kosta N. Kartsotis are brothers. There are no other family relationships among any of the directors, director nominees or executive officers of the Company.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                THAT STOCKHOLDERS VOTE FOR EACH DIRECTOR NOMINEE
                           FOR THE BOARD OF DIRECTORS.

                         -------------------------------


DIRECTORS SERVING TERMS TO EXPIRE AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS:

         Michael W. Barnes has served as President, International and Special Markets Division since October 2000. Mr. Barnes served as Executive Vice President from 1995 until October 2000 and has been a director of the Company since his election to the Board of Directors in February 1993.

         Kenneth W. Anderson has been a director of the Company since April 1993. Mr. Anderson was a co-founder of Blockbuster Entertainment Corporation, a video rental company, and served as its President from 1985 until 1987. From 1987 to 1991, Mr. Anderson served in various positions with Amtech Corporation, a remote electronic identification technology company, which he co-founded, including the position of Chairman of its Executive Committee.

         Junichi Hattori has been a director of the Company since December 2000. Mr. Hattori has served as President and Chief Executive Officer of Seiko Instruments, Inc. since 1999. Mr. Hattori served as Executive Vice President of Seiko Instruments, Inc. from 1997 until 1999 and as Senior Managing Director from a date prior to 1996 until 1997.

DIRECTORS SERVING TERMS TO EXPIRE AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS:

         Kosta N. Kartsotis has served as President and Chief Executive Officer since October 2000 and served as President and Chief Operating Officer from December 1991 until October 2000. Mr. Kosta Kartsotis joined the Company in 1988 and served as Vice President -- Marketing until December 1991. He has been a director of the Company since 1990.

         Alan J. Gold has been a director of the Company since April 1993. Mr. Gold was the founder of Accessory Lady, a women's fashion accessory retail chain, and served as its President until 1992. Mr. Gold is currently President of Goldcor Investments.

         Michael Steinberg has been a director of the Company since March 2000. Mr. Steinberg served as Chairman and Chief Executive Officer of Macy's West, a Division of Federated Department Stores, Inc., from a date prior to 1996 until his retirement in January 2000.

         Richard H. Gundy has been a director of the Company since March 2001. Mr. Gundy has served as President, FOSSIL Watches and Stores Division since October 2000. Mr. Gundy served as Executive Vice President of the Company from April 1994 until October 2000. Mr. Gundy previously served as Executive Vice President and Director of County Seat Stores, Inc., a national retailer of apparel and fashion accessories.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. Messrs. Anderson, Gold, Steinberg, and Stone serve on the Audit Committee and the Compensation Committee.

         The functions of the Audit Committee are to recommend to the Board of Directors the appointment of independent auditors, to review the plan and scope of any audit of the Company's financial statements and to review the Company's significant accounting policies and other related matters. In March 2000, the Board of Directors of the Company, on the recommendation of the Audit Committee, adopted a written Audit Committee Charter in order to specify the roles and responsibilities of the Audit Committee and to help focus Committee members on their responsibilities as expressed in such charter. The Audit Committee held two meetings during the fiscal year ended December 30, 2000. In addition, members of the Audit Committee review the Company's quarterly earnings with management and with the Company's independent auditors prior to the earnings release. During the fiscal year ended December 30, 2000, the Audit Committee held three such reviews that were attended by at least one member of the Committee.

         The functions of the Compensation Committee are to make recommendations to the Board of Directors regarding the compensation of senior officers and to administer the 1993 Long-Term Incentive Plan (the "Incentive Plan"). The Compensation Committee held one meeting during the fiscal year ended December 30, 2000.

         The Board of Directors held four meetings during the fiscal year ended December 30, 2000. During 2000 each director attended, in person or by conference call, all of the meetings of the Board of Directors and the meetings held by all committees of the Board on which such director served except for Mr. Stone who was unable to attend one meeting of the Board of Directors and one meeting of the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee is composed of four outside directors and operates under a charter adopted by the Board of Directors according to the rules and regulations of the SEC and the Nasdaq National Market. The Audit Committee members are Messrs. Anderson, Gold, Steinberg and Stone. The Board of Directors believes that all of these directors are independent as defined by Nasdaq National Market.

         The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 30, 2000, which includes the consolidated balance sheets of the Company as of December 30, 2000 and January 1, 2000, and the related consolidated statements of income and comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 30, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed with the SEC", nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

REVIEW WITH MANAGEMENT.

         The Audit Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS.

         The Audit Committee held two meetings during the Company's fiscal year ended December 30, 2000. In addition, members of the Audit Committee review the Company's quarterly earnings with management and with Deloitte & Touche, LLP, the Company's independent auditors, prior to the earnings release.
During the fiscal year ended December 30, 2000, the Audit Committee held three such reviews that were attended by at least one member of the Committee. The Audit Committee has discussed with Deloitte & Touche, LLP the matters required to be discussed by Statement on Auditing Standards (No. 61), as amended, "Communication with Audit Committees", that includes, among other items, matters related to the conduct and the results of the audit of the Company's financial statements.

         The Audit Committee has also received written disclosures and the letter from Deloitte & Touche, LLP required by Independent Standards Board Standard No. 1 (that relates to the accountant's independence from the Company and its related entities) and has discussed with Deloitte & Touche, LLP their independence from the Company.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

                                             AUDIT COMMITTEE

                                             Kenneth W. Anderson
                                             Alan J. Gold
                                             Michael Steinberg
                                             Donald J. Stone

DIRECTOR COMPENSATION

         The Company pays an annual retainer of $15,000 to each nonemployee director. In addition, the Company pays each nonemployee director a fee of $1,000 for each meeting of the Board of Directors or any committee thereof which he attends. The Company also reimburses its directors for ordinary and necessary travel expenses incurred in attending such meetings.

         NONEMPLOYEE DIRECTOR STOCK OPTION PLAN. The Board of Directors and the stockholders of the Company have approved the adoption of the 1993 Nonemployee Director Plan (the "Nonemployee Director Plan"). Pursuant to the Nonemployee Director Plan, each Nonemployee Director receives a grant of 5,000 non-qualified stock options on the date he becomes a director of the Company. On the first day of each calendar year, each Nonemployee Director receives a grant of an additional 3,000 non-qualified stock options, as long as he is then serving as a Nonemployee Director. The grant of options pursuant to the Nonemployee Director Plan is automatic. An aggregate of 225,000 shares of Common Stock have been authorized for issuance pursuant to the Nonemployee Director Plan, of which 160,000 shares were subject to outstanding options on the Record Date.

         Options granted pursuant to the Nonemployee Director Plan will become exercisable (i) with respect to 50% of the total number of shares subject thereto, on the first anniversary of the date of grant and (ii) with respect to the remaining shares subject thereto, in installments of 25% of such shares on the second and third anniversaries of the date of grant. The exercise price of options granted pursuant to the Nonemployee Director Plan shall be the fair market value of the Common Stock on the date of grant. Such exercise price must be paid in full in cash at the time an option is exercised. The term of options granted under the Nonemployee Director Plan will expire on the earliest of (i) ten years from the date of grant, (ii) one year after the optionee ceases to be a director by reason of death or disability or (iii) three months after the optionee ceases to be a director for any reason other than death or disability.

         The Nonemployee Director Plan provides that the Board of Directors may make certain adjustments to the exercise price and number of shares subject to options granted thereunder in the event of a stock split, stock dividend, combination, reclassification or certain other corporate transactions. Subject to certain limitations, the Board of Directors is authorized to amend the Nonemployee Director Plan as it deems necessary, but no amendment may adversely affect the rights of an optionee with respect to an outstanding option without his consent. The Compensation Committee of the Board of Directors is not responsible for the administration of the Nonemployee Director Plan.

EXECUTIVE OFFICERS

         The name, age, current position with the Company, and the principal occupation during the last five years of executive officers Messrs. Tom Kartsotis, Kosta N. Kartsotis, Michael W. Barnes, and Richard H. Gundy and the year each first became an executive officer of the Company is set forth above under the caption "Directors and Nominees," and with respect to each remaining executive officer is set forth in the following table and text:


NAME                                    AGE   POSITION
----                                    ---   --------
Randy S. Kercho.......................   44   Executive Vice President
Mile Kovar............................   39   Senior Vice President, Chief Financial Officer and Treasurer
Mark D. Quick.........................   52   President, Fashion Accessories Division
T.R. Tunnell..........................   47   Executive Vice President, Chief Legal Officer and Secretary


         Randy S. Kercho has served as Executive Vice President since October 1997. Mr. Kercho is responsible for the financial, information systems and operations divisions. Mr. Kercho served as Executive Vice President and Chief Financial Officer of the Company from March 1997 until October 2000. Mr. Kercho served as Senior Vice President and Chief Financial Officer of the Company from February 1995 until March 1997 and served as Treasurer from May 1995 until October 2000.

         Mike Kovar has served as Senior Vice President, Chief Financial Officer and Treasurer since October 2000. Mr. Kovar served as Senior Vice President, Finance from March 2000 until October 2000. From November 1997 until March 2000, Mr. Kovar served as Vice President and Chief Financial Officer for BearCom Group, Inc. and as Controller from July 1996 to November 1997. From a date prior to 1996 until July 1996, Mr. Kovar served as Director of Finance and Operations for the Golf Division of Sport Supply Group, Inc.

         Mark D. Quick has served as President, Fashion Accessories Division since October 2000. Mr. Quick served as Executive Vice President from March 1997 until October 2000. Mr. Quick is responsible for the

Company's fashion accessory lines including, handbags, small leather goods, belts and sunglasses. From November 1995 until March 1997, he served as Senior Vice President - Accessories.

         T.R. Tunnell has served as Executive Vice President since October 2000 and as Secretary since December 1996. Mr. Tunnell is responsible for the legal, human resources, facilities and administration divisions. Mr. Tunnell served as Senior Vice President, Development, Chief Legal Officer and Secretary of the Company from December 1996 until October 2000. Mr. Tunnell served as Vice President and General Counsel of Pillowtex Corporation from April 1996 until December 1996. Mr. Tunnell served as Vice President, Secretary and General Counsel of the Company from a date prior to 1996 until April 1996.

KEY EMPLOYEES

         The following table and text set forth certain information regarding other key employees of the Company.


NAME                             AGE           POSITION
----                             ---           --------
Suzanne Amundsen                  43           Vice President, Product Development
Diarmuid Bland                    45           Senior Vice President, Product Development
Gary A. Bollinger                 53           Senior Vice President, Donna Karan
Donald Brewer                     30           Vice President, Technology
Heath Carr                        34           Vice President, Process Engineering
Sharon Dean                       35           Vice President and Chief Accounting Officer
Robert V. Fiore                   56           Vice President, Midwest Region
Cheri J. Friedman                 44           Vice President, Northeast Region
Mark Ginsberg                     46           Vice President, Armani Products
John Gonzales                     48           Vice President, Distribution
Kurt Hagen                        32           Vice President, e-Commerce
Timothy G. Hale                   40           Senior Vice President and Image Director
David Heath                       47           Senior Vice President, RELIC, Private Label and
                                               Special Markets
Julie Kramer                      40           Vice President, Merchandising
Lisa Lapiska                      45           Vice President, Human Resources and
                                               Organizational Development
Enrico Margaretelli               41           Senior Vice President, Global Marketing
Isabelle Maujean                  32           Vice President, International Marketing
David R. Moore                    40           Vice President, Eyewear
Dora Y. O'Brien                   40           Vice President, Western Region
Tom Olt                           54           Senior Vice President, Stores and Real Estate
Margo Pieper                      39           Vice President, Southwest Region
Franz Scheurl                     49           Senior Vice President, International
Daniel M. Smith                   63           Senior Vice President, RELIC/Private Label
Doug Smith                        39           Vice President, Premiums/Special Markets
Justin Stead                      33           Vice President, International
Gail Stoke                        47           Vice President, Women's Leathers
Steve Street                      36           Vice President, Planning and Inventory Management
John Talbott                      42           Vice President, Design and Sourcing
Sarah White                       36           Vice President, Product Design for Leathers
Camille Williams                  36           Vice President, Men's Leathers
Robert Wilson                     33           Vice President, Distribution Operations

         Suzanne Amundsen has served as Vice President, Product Development from a date prior to 1996. Ms. Amundsen is responsible for certain of the Company's private label watch accounts as well as watch product development for the Company's RELIC and premium product divisions.

         Diarmuid Bland has served as Senior Vice President, Product Development since February 1998. Mr. Bland served as Vice President - Product Development from July 1996 until February 1998. Mr. Bland is responsible for new product development of FOSSIL watches and certain licensed watch brands. From a date prior to 1996 until June 1996, Mr. Bland was employed by Timex Corporation as Vice President Marketing and Sales - Fashion Brands/Asia.

         Gary A. Bollinger has served as Senior Vice President, Donna Karan since June 1999. Mr. Bollinger is responsible for sales of the Company's Donna Karan New York and DKNY licensed products. Mr. Bollinger served as Senior Vice President, International from February 1997 until June 1999 and as Vice President - International from a date prior to 1996 until February 1997.

         Donald Brewer has served as Vice President, Technology since January 2001. Mr. Brewer is responsible for new technology development across the FOSSIL brands and various licensed watch brands. Prior to joining the Company, Mr. Brewer served as Vice President of Engineering at Boit, Inc. From March 1997 until August 1999, Mr. Brewer served as Senior Product Manager for Epson America.

         Heath Carr has served as Vice President, Process Engineering since January 2001. Mr. Carr is responsible for all purchasing and manufacturing logistics. From August 1999 until January 2001, Mr. Carr served as Vice President, Supply Chain Management. From June 1997 until August 1999 Mr. Carr was Vice President - Promotional Products and from February 1996 until June 1997, Mr. Carr was Vice President - Operations/Fossil East. From a date prior to 1996 until February 1996, he served as Division Manager, Order Management Department.

         Sharon Dean has served as Vice President and Chief Accounting Officer since February 2000. Ms. Dean is responsible for the Company's domestic accounting operations, consolidations and budgeting. From March 1999 until February 2000, Ms. Dean served as Chief Accounting Officer. From a date prior to 1996 until March 1999, Ms. Dean was a Divisional Controller for Banc One.

         Robert V. Fiore has served as Vice President, Midwest Region from a date prior to 1996. Mr. Fiore is responsible for sales of the Company's products in the Midwest Region.

         Cheri J. Friedman has served as Vice President, Northeast Region from a date prior to 1996. Ms. Friedman is responsible for sales of the Company's products in the Northeast Region.

         Mark Ginsberg has served as Vice President, Armani Products since March 1998. Mr. Ginsberg is responsible for sales of Emporio Armani products worldwide. From a date prior to 1996 until March 1998, Mr. Ginsberg was Sales Manager for Knoll, Inc.

         John Gonzales has served as Vice President, Distribution since February 1998. Mr. Gonzales is responsible for the warehousing and distribution operations in the United States. From a date prior to 1996 until February 1998, Mr. Gonzales served as Director of Distribution for the Company.

         Kurt Hagen has served as Vice President, e-commerce since February 1999. Mr. Hagen is responsible for sales of the Company's products via electronic means. From August 1996 to February 1999, Mr. Hagen served as Vice President - European Operations. From February 1996 until August 1996, Mr. Hagen served as

Division Manager, Order Management Department. From a date prior to 1996 until February 1996, Mr. Hagen served as International Group Manager.

         Timothy G. Hale has served as Senior Vice President and Image Director since February 1999. Mr. Hale is responsible for coordinating the activities of the Company's in-house advertising department. From a date prior to 1996 until February 1999, Mr. Hale served as Vice President and Image Director.

         David Heath has served as Senior Vice President, Relic, Private Label and Special Markets since April 1999. Mr. Heath is responsible for sales and development of the RELIC brand, the private label business and the premiums business. From a date prior to 1996 until April 1999, Mr. Heath was employed by Nike where he served in various capacities including Strategic Accounts Manager, Director of USA Sales Development, Director of Global Sales for the Equipment Division and General Manager of USA Equipment Division.

         Julie Kramer has served as Vice President, Merchandising since August 1999. Ms. Kramer is responsible for store merchandising and product design for women's apparel. From July 1997 until August 1999, Ms. Kramer served as Divisional Merchandise Manager for Junior Apparel/Accessories for Gadzooks. From March 1996 to June 1997, Ms. Kramer was the Active Sportswear buyer for The Limited. From a date prior to 1996 until February 1996, Ms. Kramer served as Divisional Merchandise Manager for Junior Apparel/Accessories for Merry-Go-Round.

         Lisa Lapiska has served as Vice President, Human Resources and Organizational Development since October 1999. Ms. Lapiska is responsible for staffing, compensation, benefits, employee relations and training. From a date prior to 1996 until October 1999, Ms. Lapiska served as Vice President, Management Development for Pier 1 Imports.

         Enrico Margaretelli has served as Senior Vice President, Global Marketing since September 1999. Mr. Margaretelli is responsible for planning and developing the goals, policies and programs of the worldwide marketing program. From a date prior to 1996 until September 1999, Mr. Margaretelli served as Managing Director of Fossil Italia Srl., a subsidiary of the Company.

         Isabelle Maujean has served as Vice President, International Marketing since September 1999. Ms. Maujean is responsible for the Company's international marketing program. From a date prior to 1996 until September 1999, Ms. Maujean served as General Manager of Fossil Italia Srl., a subsidiary of the Company.

         David R. Moore has served as Vice President, Eyewear since August 1995. Mr. Moore is responsible for sales and development of the Company's eyewear products.

         Dora Y. O'Brien has served as Vice President, West Region since February 1993. Ms. O'Brien is responsible for sales of the Company's products in the West region.

         Tom Olt has served as Senior Vice President, Stores and Real Estate since February 2000. Mr. Olt is responsible for the development and operation of the Company's outlet and retail stores. Mr. Olt served as Vice President - Stores and Real Estate from a date prior to 1996 until February 2000.

         Margo Pieper has served as Vice President, Southwest Region since February 1998. Ms. Pieper is responsible for sales of the Company's products in the Southwest region. From a date prior to 1996 until February 1998, Ms. Pieper served as Southwest Regional Manager for the Company.

         Franz Scheurl has served as Senior Vice President, International since April 1997. Mr. Scheurl is responsible for sales of the Company's products in Europe and Japan. From a date prior to 1996 until April 1997,

Mr. Scheurl served as Managing Director of Fossil (Europe) GmbH, a subsidiary of the Company. Mr. Scheurl is currently on leave of absence.

         Daniel M. Smith has served as Senior Vice President, RELIC/Private Label since March 1996. Mr. Smith is responsible for the marketing and sale of the Company's RELIC and Private Label watches. From a date prior to 1996 until March 1996 Mr. Smith served as Senior Vice President - RELIC Division.

         Doug Smith has served as Vice President of Sales and National Sales Manager for the Premiums/Special Markets Division since April 1999. Mr. Smith is responsible for sales and marketing of the Company's premium products to the corporate market sector. From a date prior to 1996 until April 1999, Mr. Smith served as National-Key Account Manager for The Gillette Company.

         Justin Stead has served as Vice President, International since February 2000. Mr. Stead is responsible for Fossil International General Stores and for sales in Asia, the Pacific Rim, Japan, South Africa, the United Kingdom, France and Scandinavia. From November 1998 until November 1999, Mr. Stead served as a Divisional Manager for RELIC. From a date prior to 1996 until November 1998, Mr. Stead was a buyer for Zale Corporation.

         Gail Stoke has served as Vice President, Women's Leathers since February 1998. Ms. Stoke is responsible for sales of the Company's women's leather goods. From a date prior to 1996 until February 1998, Ms. Stoke served in the positions of Account Executive and National Sales Manager for Women's Leathers.

         Steve Street has served as Vice President, Planning and Inventory Management since February 1998. Mr. Street is responsible for the management of the company's domestic and international inventory. From a date prior to 1996 until February 1998, Mr. Street served as Division Manager, Order Management for the Company.

         John Talbott has served as Vice President, Design and Sourcing since October 2000. Mr. Talbott is responsible for the design and sourcing of men's apparel products. From November 1997 until October 2000, Mr. Talbott served as Vice President, Marketing. From June 1997 until November 1997, Mr. Talbott was self-employed. From June 1996 until May 1997, he served as Vice President, Marketing for Buster Brown Apparel. From a date prior to 1996 until June 1996, Mr. Talbott was Vice President, Merchandising for Buster Brown Apparel.

         Sarah White has served as Vice President, Product Design for Leathers since February 1998. Ms. White is responsible for the design and development of leather goods for men and women. From September 1996 until February 1998, Ms. White served as Design Director for the Company. From a date prior to 1996 until September 1996, Ms. White served as a Designer for the Company.

         Camille Williams has served as Vice President, Men's Leather since March 2001. Ms. Williams is responsible for sales of the Company's men's leather goods. Ms. Williams served as National Sales Manager for men's leathers from July 1996 until March 2001. From a date prior to 1996 until July 1996, Ms. Williams served as the West Coast Account Executive for the Company's leather division.

         Robert Wilson has served as Vice President, Distribution Operations since March 2001. Mr. Wilson is responsible for the management of the Company's domestic distribution systems, inventory control, vendor compliance, EDI relations and sampling department. Mr. Wilson served as Director of Operations from October 1997 until March 2001. From a date prior to 1996 until October 1997, Mr. Wilson served as Group Manager of Distribution Systems.

COMPENSATION OF EXECUTIVE OFFICERS

         The total compensation paid for the 2000, 1999 and 1998 fiscal years, respectively, to the Chief Executive Officer, Mr. Kosta Kartsotis, and the other four most highly paid executive officers who received cash compensation in excess of $100,000 for the fiscal year ended December 30, 2000 (collectively, the "Named Executive Officers"), is set forth below in the following Summary Compensation Table:

                                          SUMMARY COMPENSATION TABLE



                                                                                          LONG-TERM
                                                                                        COMPENSATION
                                                  ANNUAL COMPENSATION($)                  AWARDS(2)
                                       ---------------------------------------------------------------------------------------

                                                                                         SECURITIES
NAME & PRINCIPAL              FISCAL                                OTHER ANNUAL         UNDERLYING           ALL OTHER
POSITION                       YEAR      SALARY       BONUS        COMPENSATION(1)       OPTIONS(#)        COMPENSATION($)
------------------------------------------------------------------------------------------------------------------------------
Tom Kartsotis                  2000     262,500        -0-              -0-                  -0-                20(4)
CHAIRMAN OF THE BOARD          1999     262,500        -0-              -0-                  -0-                12(4)
AND DIRECTOR(3)                1998     262,500        -0-              -0-                  -0-                13(4)

Kosta N. Kartsotis             2000     255,000        -0-              -0-                  -0-                35(4)
PRESIDENT, CHIEF               1999     255,000        -0-              -0-                  -0-                18(4)
EXECUTIVE OFFICER AND          1998     255,000        -0-              -0-                  -0-                35(4)
DIRECTOR(3)

Michael W. Barnes              2000     257,885        -0-              -0-                60,000            4,978(5)
PRESIDENT, INTERNATIONAL       1999     233,846        -0-            50,000               33,751            2,923(6)
AND SPECIAL MARKETS            1998     224,423        -0-              -0-                26,250            3,162(7)
DIVISION AND DIRECTOR

Richard H. Gundy               2000     259,615        -0-              -0-                75,000            6,391(5)
PRESIDENT, FOSSIL              1999     250,000        -0-            25,000               41,251            3,450(6)
WATCHES AND STORES             1998     250,000        -0-              -0-                26,251            2,988(7)
DIVISION AND DIRECTOR

Mark D. Quick                  2000     257,308        -0-              -0-                65,000            6,024(5)
PRESIDENT, FASHION             1999     228,846        -0-            25,000               26,251            2,652(6)
ACCESSORIES DIVISION           1998     219,423        -0-              -0-                22,500            2,988(7)


(1) Represents employer contributions under the Fossil, Inc. and Affiliates Deferred Compensation Plan.

(2) During the applicable reporting periods, no awards of restricted stock were made as Long-Term Compensation and no payouts were made pursuant to long-term incentive plans, therefore the columns "Restricted Stock Award(s)" and "LTIP Payouts" have been omitted from the Summary Compensation Table.

(3) Mr. Kosta Kartsotis succeeded Mr. Tom Kartsotis as Chief Executive Officer of the Company effective October 24, 2000.

(4) Represents the dollar value of premiums paid by the Company on term life insurance policies.

(5) Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts: Mr. Barnes - $4,570; Mr. Gundy - $4,591 and Mr. Quick - $3,216. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes - $408; Mr. Gundy - $1,800 and Mr. Quick - $2,808.

(6) Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts: Mr. Barnes - $2,707; Mr. Gundy - $2,762 and Mr. Quick - $2,600. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes - $216; Mr. Gundy - $688 and Mr. Quick - $52.

(7) Includes employer-matching contribution under the Fossil, Inc. Savings and Retirement Plan to the Named Executive Officers in the following amounts: Mr. Barnes - $2,898; Mr. Gundy - $2,898 and Mr. Quick - $2,898. Also includes the dollar value of premiums paid by the Company on term life insurance policies on the Named Executive Officers as follows: Mr. Barnes - $264; Mr. Gundy - $90 and Mr. Quick - $90.

         The following table discloses, for each of the Named Executive Officers, options granted during the fiscal year ended December 30, 2000 and the potential realizable values for such options:

                                      OPTIONS/SAR GRANTS IN LAST FISCAL YEAR



                                                                                           POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED ANNUAL
                                                                                           RATES OF STOCK PRICE
                                                                                               APPRECIATION
                                              INDIVIDUAL GRANTS                              FOR OPTION TERM
                      --------------------------------------------------------------------------------------------
                        NUMBER OF
                        SECURITIES     % OF TOTAL
                        UNDERLYING   OPTIONS/SHARES               MARKET
                         OPTIONS/      GRANTED TO     EXERCISE   PRICE AT
                           SARS       EMPLOYEES IN    OR BASE     DATE OF     EXPIRATION
NAME                      GRANTED    FISCAL YEAR(1)    PRICE       GRANT         DATE          5%(2)      10%(2)
------------------------------------------------------------------------------------------------------------------
Tom Kartsotis                   -0-        --            --          --          --            --         --

Kosta N. Kartsotis              -0-        --            --          --          --            --         --

Michael W. Barnes         25,000(3)      3.07%       $16.0000(5)   $16.0000      2/02/10     $251,558    $637,497
                          35,000(4)      4.30%       $11.1875(5)   $11.1875     10/25/10     $246,252    $624,050

Richard H. Gundy          40,000(3)      4.92%       $16.0000(5)   $16.0000      2/02/10     $402,493  $1,019,995
                          35,000(4)      4.30%       $11.1875(5)   $11.1875     10/25/10     $246,252    $624,050

Mark D. Quick             30,000(3)      3.69%       $16.0000(5)   $16.0000      2/02/10     $301,869    $764,996
                          35,000(4)      4.30%       $11.1875(5)   $11.1875     10/25/10     $246,252    $624,050


(1) Represents the percentage of options/shares granted to all employees pursuant to the Incentive Plan during the 2000 fiscal year.

(2) These dollar amounts represent the value of the option assuming certain rates of appreciation from the market price of the Common Stock at the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved.

(3) These options were granted pursuant to the Incentive Plan and become exercisable with respect to 20% of such options on each of the first through the fifth anniversary dates of the grants, cumulatively.

(4) These options were granted pursuant to the Incentive Plan and become exercisable with respect to 25% of such options on the third anniversary date of the grant, with respect to 25% of such options on the fourth anniversary date of the grant, and with respect to 50% of such options on the fifth anniversary date of the grant, cumulatively.

(5) Pursuant to the Incentive Plan under which this option was granted, the exercise price was the closing price of a share of Common Stock on the Nasdaq National Market on the date of grant.

         The following table describes for each of the Named Executive Officers options exercised and the potential realizable values for their options at December 30, 2000:

                            AGGREGATED OPTION/SAR EXERCISES
                      AND OPTION/SAR VALUES AT DECEMBER 30, 2000

                                                                                               VALUE OF UNEXERCISED
                                                     NUMBER OF SECURITIES UNDERLYING               IN-THE-MONEY
                                                      UNEXERCISED OPTIONS/SARS AT                 OPTIONS/SARS AT
                           SHARES                        DECEMBER 30, 2000 (#)                 DECEMBER 30, 2000 (1)
                         ACQUIRED ON      VALUE      -------------------------------       -----------------------------
NAME                     EXERCISE (#)   REALIZED     EXERCISABLE       UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
----                     ------------   --------     -----------       -------------       -----------     -------------
Tom Kartsotis                 --           --             --                  --                   --               --
Kosta N. Kartsotis            --           --             --                  --                   --               --
Michael W. Barnes             --           --         30,658(2)           96,844(3)          $172,166         $161,974
Richard H. Gundy              --           --         29,345(4)          117,844(5)          $147,051         $161,974
Mark D. Quick                 --           --         27,751(6)           94,437(7)          $165,506         $155,314

--------------------

(1) Based on $14.484 per share of Common Stock, which was the closing price per share of Common Stock on December 29, 2000 on the Nasdaq National Market, minus the exercise price of "in-the-money" Options/SARs.

(2) The exercise prices of such Options are (i) $5.5556 per share with respect to 14,063 options, (ii) $9.75 with respect to 9,845 options, and (iii) $18.0417 per share with respect to 6,750.

(3) The exercise prices of such Options are (i) $9.75 per share with respect to 9,843 options, (ii) $18.0417 with respect to 27,001 options,
         (iii) $16.0000 per share with respect to 25,000, and (iv) $11.19875 with respect to 35,000.

(4) The exercise prices of such Options are (i) $5.5556 per share with respect to 11,250 options, (ii) $9.75 with respect to 9,845 options, and (iii) $18.0417 per share with respect to 8,250.

(5) The exercise prices of such Options are (i) $9.75 per share with respect to 9,843 options, (ii) $18.0417 with respect to 33,001 options,
         (iii) $16.0000 per share with respect to 40,000, and (iv) $11.19875 with respect to 35,000.

(6) The exercise prices of such Options are (i) $5.5556 per share with respect to 14,063 options, (ii) $9.75 with respect to 8,438 options, and (iii) $18.0417 per share with respect to 5,250.

(7) The exercise prices of such Options are (i) $9.75 per share with respect to 8,436 options, (ii) $18.0417 with respect to 21,001 options,
         (iii) $16.0000 per share with respect to 30,000, and (iv) $11.19875 with respect to 35,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         In March 1993, the Board of Directors established a Compensation Committee to review and make recommendations to the Board of Directors regarding the compensation of senior management and to administer the Incentive Plan. The Committee is charged with reviewing with the Board of Directors all aspects of compensation for the executive officers of the Company.

COMPENSATION PHILOSOPHY.

         The philosophy of the Company's compensation program is to employ, retain and reward executives capable of leading the Company in achieving its strategic business objectives. These objectives include achieving further growth in its watch and fashion accessories businesses and capitalizing on growing consumer awareness of the FOSSIL and RELIC brand names by expanding the scope of its product offerings to additional categories of fashion accessories. Additional objectives include preserving a strong financial posture, increasing the assets of the Company and positioning the Company's assets and business operations in selected international markets and product segments that offer long term growth opportunities, evaluating potential strategic alliances to achieve Company objectives and enhance stockholder value. The accomplishment of these objectives is measured against conditions prevalent in the industry within which the Company operates, which, in recent years have been highly competitive.

COMPENSATION VEHICLES.

         The available forms of executive compensation currently include base salary, cash bonus awards and stock options. Performance of the Company is a key consideration. The Company's compensation policy recognizes, however, that stock price performance is only one measure of performance and, given business conditions and the long term strategic direction and goals of the Company, it may not necessarily be the best current measure of executive performance. Therefore, the Company's compensation policy also gives consideration to the Company's achievement of specified business objectives when determining executive officer compensation. An additional objective of the Compensation Committee in determining compensation has been to reward executive officers with equity compensation in addition to salary in keeping with the Company's overall compensation philosophy, which attempts to place equity in the hands of its employees in an effort to further instill stockholder considerations and values in the actions of all the employees and executive officers.

         Compensation paid to executive officers is based upon a Company-wide salary structure consistent for each position relative to its authority and responsibility that is determined to be reasonably competitive with industry peers. Individual awards under the 1993 Fossil, Inc. Long-Term Incentive Plan (the "Incentive Plan") are determined on the basis of a subjective evaluation of the executive officer's ability to influence the Company's strategic objectives as well as a review of total compensation paid to comparable positions by industry peers.

         As of January 1, 2001, a total of 2,499,839 options under the Incentive Plan were issued and outstanding to executive officers and other key employees. These awards were intended to assure the stability of the Company's management team as well as to provide incentives for individual performance that coincide with the enhancement of stockholder value. The Committee believes that it is important during this period of Company growth to use stock options for its executive officers as a cornerstone of incentive compensation to tie their success directly to the growth of stockholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION.

         The Compensation Committee considered a number of factors in reviewing and approving the Chief Executive Officer's (the "CEO") compensation for 2000. In addition to stock price performance, the factors considered by the Committee included an evaluation of CEO compensation levels for other comparable companies in the industry, the achievement of specified business objectives during the prior fiscal year, including increasing the market awareness of the FOSSIL brand, the expansion of the business into additional accessory lines, improving revenues, income and operating cash flow, and developing the ability of the Company to expand internationally. Based on these considerations, a 2000 salary level of $262,500 was judged by the Compensation

Committee to be fair and appropriate for Mr. Tom Kartsotis, who served as Chief Executive Officer until October 2000, and $255,000 for Mr. Kosta Kartsotis, who succeeded Mr. Tom Kartsotis as Chief Executive Officer in October 2000, taking into account the level of salary compensation paid to other executive officers of the Company and in comparison to the CEO's industry peers. The CEO did not receive any grants of stock options in 2000.

CORPORATE TAX DEDUCTION ON COMPENSATION.

         Federal income tax legislation has limited the deductibility of certain compensation paid to the CEO and the four other most highly compensated executive officers of the Company to $1,000,000 annually to such officers. To the extent readily determinable, and as one of the factors in its consideration of compensation matters, the Compensation Committee takes into account any anticipated tax treatment to the Company and to the executive officers of the available compensation vehicles. Some types of compensation and the deductibility of those expenses for federal income tax purposes depend upon the timing of an executive's vesting or exercise of previously granted rights. In addition, interpretation of, and changes in, the tax laws also affect the deductibility of certain compensation expenses. To the extent reasonably practicable, and to the extent it is within the Compensation Committee's control, the Compensation Committee intends to limit executive compensation under ordinary circumstances to that which is deductible under Section 162(m) of the Internal Revenue Code of 1986. In doing so, the Compensation Committee may utilize alternatives (such as deferring compensation or establishing performance based compensation plans for affected employees) for qualifying executive compensation for deductibility and may rely on grandfathering provisions with respect to existing contractual commitments.


                                             COMPENSATION COMMITTEE

                                             Kenneth W. Anderson
                                             Alan J. Gold
                                             Michael Steinberg
                                             Donald J. Stone

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K. No executive officer of the Company served as a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the registrant.

COMMON STOCK PERFORMANCE GRAPH

         The following performance graph compares the cumulative return of the Company's Common Stock over the preceding five year periods with that of the Broad Market (CRSP Total Return Index of the Nasdaq Stock Market (US)) and the Nasdaq Retail Trade Stocks. Each Index assumes $100 invested at December 31, 1995 and is calculated assuming quarterly reinvestment of dividends and quarterly weighting by market capitalization.

                         2000 COMPARATIVE TOTAL RETURNS
                      FOSSIL, INC., NASDAQ STOCK MARKET AND
                     NASDAQ STOCK MARKET RETAIL TRADES GROUP
                      (PERFORMANCE RESULTS THROUGH 12/31/00)


                                      [GRAPH]


----------------------------------------------------------------------------------------------------------
                                  12/31/95     12/31/96    12/31/97    12/31/98    12/31/99    12/31/00
----------------------------------------------------------------------------------------------------------
Fossil, Inc.                       100.00       161.20      298.51      514.93      621.27      389.14
Nasdaq Stock Market                100.00       123.04      150.69      212.51      394.92      237.62
Nasdaq Retail Trades               100.00       119.21      140.00      171.18      150.05       92.09
----------------------------------------------------------------------------------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which became effective May 1, 1991, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities (the "10% Stockholders"), to file reports of ownership and changes of ownership with the SEC and the Nasdaq National Market. Officers, directors and 10% Stockholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms so filed. Based solely on review of copies of such forms received, the Company believes that, during the last fiscal year, all filing requirements under
Section 16(a) applicable to its officers, directors and 10% Stockholders were timely met, except for a Form 5 filed by Mr. Tom Kartsotis relating to one transaction.

           INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE
                 THE SUBJECT OF GRANTS UNDER THE 1993 LONG-TERM
                           INCENTIVE PLAN OF FOSSIL, INC.
                                    (PROPOSAL 2)


GENERAL DESCRIPTION OF THE PROPOSAL

         The Board of Directors has approved a proposed amendment to paragraph 4 of the 1993 Long-Term Incentive Plan of Fossil, Inc. to increase the aggregate number of shares of Common Stock which shall be available for awards by 1,350,000 shares. The Board of Directors believes that it is desirable to increase the number of shares available for award under the Incentive Plan in order to ensure that the Company has a sufficient number of shares available to attract and retain employees who hold positions of responsibility and whose performance can have a significant effect on the success of the Company.

PRINCIPAL FEATURES OF THE INCENTIVE PLAN

         GENERAL. Pursuant to the Incentive Plan which was adopted in 1993, officers and other selected employees of the Company and its subsidiaries are eligible to receive options to purchase shares of Common Stock, which include incentive stock options ("Incentive Option(s)") meeting the requirements of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Stock Options") (together with Incentive Options, "Options"), as well as stock appreciation rights, stock awards and cash awards (collectively, "Awards").

         The purpose of the Incentive Plan is to retain key executives and other selected employees and reward them for making major contributions to the success of the Company and its subsidiaries. It is intended that this purpose be achieved by making Awards to employees thereunder and thereby providing such employees with a proprietary interest in the growth and performance of the Company and its subsidiaries.

         The Incentive Plan is administered by the Compensation Committee. The Board of Directors has delegated to the Compensation Committee the responsibility and authority to administer the Incentive Plan, including the determination of eligibility to participate, the making of Awards and, where appropriate, the adoption of rules and regulations for such administration. The Compensation Committee consists of four members, none of whom are employees of the Company.

         The only persons eligible to participate in the Incentive Plan are select employees of the Company and its subsidiaries.

         The maximum number of shares of Common Stock that may be made the subject of a grant of Awards under the Incentive Plan is 5,287,500 shares. Such amount is subject to the adjustment provisions contained in the Incentive Plan. The shares of Common Stock subject to the Incentive Plan will consist of unissued shares or shares held in treasury by the Company, and such amount of shares will be reserved by the Company for sale for such purpose. If any outstanding Awards or portion thereof expires, is canceled or is otherwise terminated for any reason (other than upon the surrender of the Award pursuant to the Incentive Plan), the shares allocable to the canceled or otherwise terminated Award or portion thereof may again be the subject of Awards granted under the Incentive Plan.

         STOCK OPTIONS. The purchase price for shares subject to Options will be determined by the Compensation Committee. The Options will be for such term as the Compensation Committee shall determine. Options granted to eligible employees will become exercisable in one or more installments on such date or dates and subject to such conditions as the Compensation Committee may determine, and the terms and conditions of such exercise will be set forth in the Award agreement entered into by each eligible employee and the Company. It is anticipated that Options granted under the Incentive Plan may be exercised at any time during the ten-year period beginning on the date of grant, subject to the limitation that such Options shall vest and become exercisable, and shall expire, according to the terms of the Award agreement. To the extent not exercised, installments will accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires, except that the Award agreement may provide for the forfeiture of vested and non-vested Options upon the occurrence of specified events. Upon the termination of employment by a participant under the Incentive Plan, any unexercised or unpaid Award shall be treated as provided in the Award agreement executed by the employee and the Company.

         The exercise price of each Option will be paid in full at the time of exercise in cash or, to the extent, if any, authorized in the Award agreement, by means of tendering Common Stock or surrendering another Award, including shares of restricted stock, valued at fair market value on the date of exercise.

         STOCK APPRECIATION RIGHTS. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified valuation of a specific number of shares of Common Stock on the date the stock appreciation right is exercised over a specified strike price as determined by the Compensation Committee and set forth in the Award agreement.

         STOCK AWARDS. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock Award may be subject to conditions established by the Compensation Committee, and set forth in the Award agreement, which may include continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of performance. Such Awards may be based on fair market value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto.

         CASH AWARDS. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Compensation Committee, and set forth in the Award agreement, including, but not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of performance.

         OTHER PROVISIONS. The Incentive Plan provides that in the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other similar transactions, the Compensation Committee may adjust proportionally (i) the number of shares of Common Stock reserved under the plan and covered by Awards thereunder; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate fair market value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another company, or the adoption of a plan of exchange affecting the Common Stock, the Compensation Committee shall make such adjustments or other provisions as it may deem equitable. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Compensation Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 425(a) of the Internal Revenue Code applies, by means of substitution of new options, or to make provisions for the acceleration of the exercisability of, or lapse of restrictions with respect to, Awards and the termination of unexercised options in connection with such transaction.

         Upon the termination of employment by a participant under the Incentive Plan, any unexercised, deferred or unpaid Awards shall be treated as provided in the Award agreement.

         The Compensation Committee may, in its sole discretion, provide for the extension of the exercisability of an Award, accelerate the vesting of an Award, eliminate or make less restrictive any restrictions contained in an Award or otherwise amend or modify the Award in any manner not adverse to such employee.

         The Board may amend, modify, suspend or terminate the Incentive Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would impair the rights of any participant under any Award granted to such participant shall be made without such participant's consent and
(ii) no amendment or alteration changing the number of shares or the class of employees eligible to participate shall be effective unless approved by the Company's stockholders.

         No Award granted to an employee pursuant to the Incentive Plan will be assignable or transferable except by will or the laws of descent or distribution.

         OPTIONS GRANTED. As of December 30, 2000, the Company and its Subsidiaries had approximately 525 employees who were eligible to participate in the Incentive Plan. In the fiscal year ended December 30, 2000, the Company had granted to certain key employees Options under the Incentive Plan to purchase an aggregate of 789,800 shares of Common Stock at an average exercise price of $15.17 per share. These Options are exercisable during the ten-year period beginning on the date of the grant, subject to the limitation that such Options shall vest and become exercisable, and shall expire, in accordance with the terms and conditions contained in the Award agreement with each eligible employee. In general, such Options vest and become exercisable for certain management level employees with respect to 20% of the total number of Option shares on each of the first through the fifth anniversary dates of the grant, cumulatively. For all other employees, such Options vest and become exercisable
(i) with respect to 25% of the total number of Option shares, as of the first anniversary date of the grant; (ii) with respect to 25% of the total number of Option shares, as of the second anniversary date of the grant; and (iii) with respect to the remaining 50% of the total number of Option shares, as of the third anniversary date of the grant. Such Options typically expire (as to vested shares) on the third monthly anniversary of termination of employment from the Company.

FEDERAL INCOME TAX CONSEQUENCES

         INCENTIVE STOCK OPTIONS. An Optionee to whom an Incentive Option is granted under the Incentive Plan will not recognize income upon either the grant or the exercise of the Incentive Option. However, on the exercise of the Incentive Option, the excess of the fair market value of the shares of Common Stock purchased over the exercise price (the "spread") will increase the alternative minimum taxable income of the Optionee, which may cause such Optionee to incur "alternative minimum tax." The date on which such spread will be determined is generally the date of exercise. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Optionee's regular tax liability in a later year to the extent the Optionee's regular tax liability is in excess of the alternative minimum tax for that year.

         On the sale of shares of Common Stock acquired by exercise of an Incentive Option (assuming that the sale does not occur within two years from the date of grant of the Incentive Option or within one year from the date of exercise), the Optionee generally will be taxed on the excess (the "realized gain") of the amount realized on the sale of such shares over the exercise price of the Incentive Option at the tax rate then applicable to long-term capital gains. If the shares purchased upon the exercise of an Incentive Option are sold or disposed of (including a transfer of such shares in satisfaction of the exercise price of another Incentive Option) within two years from the date of grant or one year from the date of exercise, a "disqualifying disposition" will occur. The Optionee generally will recognize in the year of a disqualifying disposition (assuming the disposition is to an unrelated party) (i) ordinary income in an amount equal to the realized gain or, if less, the excess of the fair market value of the shares of Common
Stock on the date of exercise of the Incentive Option over the exercise price and (ii) capital gain equal to the excess, if any, of the realized gain over the amount of ordinary income recognized under the rule described in clause
(i). If the exercise price exceeds the amount realized in the subsequent disqualifying disposition, the Optionee will not recognize any ordinary income, and such excess exercise price would ordinarily constitute a capital loss. Any Optionee who makes a disqualifying disposition of any shares of Common Stock issued to the Optionee pursuant to the Optionee's exercise of an Incentive Option has agreed to notify the Company within 10 days and, beginning in 2003, to provide the Company with any amount of federal income tax withholding required by law.

         If the Optionee pays the exercise price of an Incentive Option by using shares of Common Stock previously acquired pursuant to the exercise of an Incentive Option, no gain will be recognized by the Optionee on the disposition of such previously acquired shares provided such disposition does not constitute a disqualifying disposition. Under proposed Treasury regulations, the tax basis of previously acquired shares of Common Stock used to pay part or all of the exercise price of an Incentive Option will be allocated to the same number of shares received on exercise as the number of shares surrendered, and, except as provided in the last sentence of this paragraph, the holding period of such shares received will be the same as the holding period of the shares surrendered, and the remainder of the shares received shall have a basis equal to the amount of cash, if any, paid on the exercise and will have a holding period that begins on the date the shares are transferred to the Optionee. The proposed regulations further provide that (i) for purposes of determining whether a disqualifying disposition has occurred, the holding period of all of the shares acquired pursuant to the exercise of an Incentive Option with previously acquired shares will commence on the date such shares are transferred to the Optionee and (ii) a disqualifying disposition of such shares will be deemed to be a disposition of the shares with the lowest tax basis.

         The Company will not be entitled to a tax deduction upon the grant or exercise of an Incentive Option. The Company ordinarily will be entitled to a deduction in the year of a disqualifying disposition to the extent the Optionee recognizes ordinary income as a result of a disqualifying disposition.

         NONQUALIFIED STOCK OPTIONS. An Optionee to whom a Nonqualified Stock Option is granted under the Incentive Plan or the Stock Option Plan will not recognize income at the time of the grant of the Nonqualified Stock Option. Upon the exercise of a Nonqualified Stock Option, the Optionee will recognize ordinary income (subject to employment taxes and withholding by the Company) in an amount equal to the spread on the date of exercise. The Optionee generally will have a tax basis in the shares of Common Stock received pursuant to the exercise of a Nonqualified Stock Option equal to the fair market value of such shares on the date of exercise.

         Under current rulings, if the Optionee uses previously held shares of Common Stock in satisfaction of part or all of the exercise price of a Nonqualified Stock Option, no gain will be recognized on the disposition of such previously held shares and the tax basis (and holding period) of such previously held shares will be allocated to the same number of shares acquired on exercise. The fair market value of any shares of Common Stock received by the Optionee in excess of the number of shares used to pay the exercise price (less the amount of cash, if any, paid by the Optionee) will be ordinary income (subject to employment taxes and withholding) and such fair market value shall be the tax basis of such additional shares and their holding period will commence on the date of exercise of the Options.

         Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of a Nonqualified Stock Option, the holder will generally recognize long-term or short-term capital gain or loss, depending upon the holding period of the shares, in an amount equal to the difference between the amount realized upon such sale and his or her tax basis in the shares sold. The holding period required for long-term capital gain or loss is currently more than one year.

         The Company ordinarily will be entitled to a tax deduction that corresponds as to timing and amount with the ordinary income recognized by the Optionee on a Nonqualified Stock Option if and to the extent that such amount is an ordinary and necessary business expense to the Company and the reasonable compensation test is satisfied.

ESTIMATED BENEFITS

         No benefits or amounts have been allocated to eligible employees under the Incentive Plan with respect to this proposal, nor are any such benefits or amounts now determinable. For comparison purposes, refer to the grants and Awards that were made under the Incentive Plan in the year ended December 30, 2000 as shown in the Option/SAR Grants in Last Fiscal Year table on page 16. In addition, in the year ended December 30, 2000, 200,000 options were granted to the Named Executive Officers as a group and 589,800 options were granted to all eligible employees as a group.

EFFECTIVE DATE OF THE AMENDMENT AND BOARD RECOMMENDATION

         The proposed amendment to increase the aggregate number of shares of Common Stock which shall be available for award under the Incentive Plan, if passed, would become effective immediately upon the approval of the Amendment by the stockholders. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting is required to adopt the amendment.

         The Board of Directors has approved the proposed amendment to the Plan and submits the following resolution for adoption by the stockholders at the Annual Meeting of Stockholders:

         RESOLVED, the Board of Directors hereby approves an amendment to paragraph 4 of the Incentive Plan to increase the aggregate number of shares of Common Stock which shall be available for awards by 1,350,000 shares and that to accomplish the foregoing, the first sentence of paragraph 4 of the Incentive Plan shall be amended to read as follows:

         "COMMON STOCK AVAILABLE FOR AWARD. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 6,637,500 shares of Common Stock."


         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE THE SUBJECT
         OF GRANTS UNDER THE 1993 LONG-TERM INCENTIVE PLAN OF FOSSIL, INC.

                        -----------------------------------

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the person named in the accompanying proxy will vote the proxy as in his discretion he may deem appropriate, unless directed by the proxy to do otherwise.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountants for the fiscal year ended December 30, 2000 was the firm of Deloitte & Touche LLP. It is expected that one or more representatives of such firm will attend the Annual Meeting and be available to respond to appropriate questions. The Board of Directors of the Company, on the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending January 5, 2002.

         AUDIT FEES. The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 30, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $258,500.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The aggregate fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 30, 2000 were $2,000.

         ALL OTHER FEES. The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 30, 2000 were $287,000(1).

         The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.


(1) Includes $205,000 for tax consulting services, $50,000 for tax return preparation, $22,000 for benefit plan audit and consulting services and $10,000 for cost segregation studies.

                    DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Stockholder proposals to be included in the proxy statement for the next Annual Meeting must be received by the Company at its principal executive offices on or before December 17, 2001 for inclusion in the Company's Proxy Statement relating to that meeting.


                                       BY ORDER OF THE BOARD OF DIRECTORS



                                       T. R. Tunnell
                                       EXECUTIVE VICE PRESIDENT,
                                       CHIEF LEGAL OFFICER AND SECRETARY

April 16, 2001
Richardson, Texas

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WISH THEIR STOCK TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                  FOSSIL, INC.
                            2280 N. Greenville Avenue
                             Richardson, Texas 75082

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints T.R. Tunnell and Randy S. Hyne, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all of the shares of the common stock of Fossil, Inc. (the "Company"), held of record by the undersigned on March 30, 2001, at the Annual Meeting of Stockholders of the Company to be held on May 24, 2001, and any adjournment(s) thereof.

                     [To Be Dated And Signed On Reverse Side]

         THIS PROXY, WHEN PROPERLY EXECUTED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSAL 2, AND, THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTERS REFERRED TO IN PROPOSAL 3.


         1. PROPOSAL TO ELECT THREE (3) DIRECTORS OF THE COMPANY TO SERVE FOR A TERM OF THREE YEARS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED AND QUALIFIED.

         / /               FOR all nominees listed
                           (except as marked below to the contrary)
ws
         / /               WITHHOLD AUTHORITY to vote for all nominees listed

                                            Tom Kartsotis
                                            Jal S. Shroff
                                            Donald J. Stone

         (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-------------------------------------------------------------

         2. PROPOSAL TO AMEND THE 1993 LONG-TERM INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE MADE THE SUBJECT OF A GRANT.

                  / / FOR        / / AGAINST       / / ABSTAIN


         3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                  / / FOR        / / AGAINST       / / ABSTAIN

                           Dated                         , 2001
                                 ------------------------


                           ---------------------------------------------------
                           Signature


                           ---------------------------------------------------
                           Signature, If Held Jointly


                           Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.